UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 20, 2006

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreements with Michael D. Lister, Mark L. Heimbouch and Steven L. Barnett

On July 20, 2006, Jackson Hewitt Tax Service Inc. (the “Company”) entered into employment agreements with each of Michael D. Lister (“Lister”), Chairman, President and Chief Executive Officer; Mark L. Heimbouch (“Heimbouch”), Executive Vice President and Chief Financial Officer; and Steven L. Barnett (“Barnett” and together with Lister and Heimbouch, each an “Executive”), Executive Vice President and General Counsel. The material terms of the employment agreements are described below.

Term. Each employment agreement has an initial term of three years, with an automatic extension of successive one year terms.

Board of Directors. Lister will continue to serve as a member of the Board of Directors of the Company (the “Board”) during each year of his employment. The Company is required to re-nominate Lister for election for additional terms of service on the Board during each year of his employment, and he will serve as Chairman of the Board at all times that he serves as a member of the Board. Following Lister’s termination, he will be deemed to have resigned from the Board.

Salary and Bonus. The base salary (the “Base Salary”) for each Executive is as follows: Lister: $440,000; Heimbouch: $320,000; and Barnett: $305,000. The target bonus (the “Target Bonus”) for each Executive as a percentage of his Base Salary is as follows: Lister: 150%; Heimbouch: 75%; and Barnett: 75%. The Target Bonus is subject to the attainment by the Company of applicable performance targets reasonably established and certified by the Board or the Compensation Committee of the Board (the “Committee”); provided, that such performance targets shall provide for an annual bonus opportunity of not less than 200% of Target Bonus. Performance criteria for Lister is based 100% on Company performance targets. Performance criteria for Heimbouch and Barnett is based 50% on Company performance targets and 50% on individual performance targets; provided that the Company performance may represent a greater percentage as determined by the Committee in any annual bonus plan year. The performance targets may relate to such financial and/or business criteria of the Company and its subsidiaries or business units, as determined by the Board and/or the Committee in its sole discretion (each such annual bonus, an “Incentive Compensation Award”).

Long-Term Incentive Awards. Each Executive is eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board or the Committee, and upon such terms and conditions as determined by the Board or the Committee, but with due consideration given to each Executive’s position with the Company and his historical performance and anticipated future contributions to the Company.

Additional Benefits. Each Executive is entitled to participate in all other compensation and employee benefit plans or programs offered generally to employees of the Company and will receive all perquisites offered to executive officers of the Company.

Severance. If an Executive’s employment terminates due to either a Without Cause Termination (as defined in each Executive’s agreement) or a Constructive Discharge (as defined in each Executive’s agreement) the Company will pay the Executive upon such Without Cause Termination or Constructive Discharge (i) a lump sum cash payment equal to the sum of the Executive’s then current Base Salary plus his then current target Incentive Compensation Award, multiplied by 200% (299% in the event of a Without Cause Termination or Constructive Discharge within one year of a change in control), (ii) any and all Base Salary and Incentive Compensation Awards earned but unpaid through the date of such termination, and (iii) an amount equal to Incentive Compensation Award at target level for the year in which the termination occurs. In addition, upon such event, all of the Executive’s outstanding and unvested stock options and any other equity awards or other incentive or compensation that is subject to vesting will become immediately and fully vested and exercisable and all outstanding options, awards, incentives and compensation will be extended and remain exercisable until the later of (1) December 31st of the year in which they would otherwise have expired or (2) the 15th day of the 3rd month following the month in which they would have expired; provided however, that awards granted after the date of execution of the Executive’s employment agreement shall be extended and remain exercisable until the later of the foregoing and the second anniversary of the date of termination (subject to the original expiration date of the option). In addition, each Executive is entitled to continue coverage under all health and welfare plans for the Executive and members of his immediate family including medical and dental benefits, for up to twenty-four (24) months with the Executive’s cost being no greater than the cost applicable to the Executive had the Executive been an active full time employee of the Company at such time.

Indemnification. The Company will indemnify each Executive to the fullest extent permitted by the laws of the state of the Company’s incorporation in effect at that time, or the certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Executive. If applicable, the Company will maintain D&O insurance for each Executive on a basis no less favorable than it maintains for other officers of the Company.

Agreement with Michael C. Yerington

On July 24, 2006, Michael C. Yerington (“Yerington”) commenced employment with Jackson Hewitt Tax Service Inc. (the “Company”) as the Company’s Executive Vice President and Chief Operating Officer. The Base Salary for Yerington is $350,000. Yerington’s Target Bonus as a percentage of his Base Salary is 75% and is subject to the attainment by the Company of applicable performance targets reasonably established and certified by the Board or the Committee; provided, that such performance targets shall provide for an annual bonus opportunity of not less than 200% of Target Bonus. Performance criteria for Mr. Yerington is based 50% on Company performance targets and 50% on individual performance targets; provided that the Company performance may represent a greater percentage as determined by the Committee in any annual bonus plan year. The performance targets may relate to such financial and/or business criteria of the Company and its subsidiaries or business units, as determined by the Board and/or the Committee in its sole discretion. Yerington is also eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board or the Committee. The Company intends to enter into a written employment agreement with Yerington on terms similar to the agreements of the Executives.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Employment Agreement, dated June 2004, between the Company and Lister terminated upon the execution of the Lister employment agreement.

The Employment Agreement, dated June 2004, between the Company and Heimbouch terminated upon the execution of the Heimbouch employment agreement.

The Letter Agreement for Steven L. Barnett, dated as of May 30, 2004, between the Company and Barnett terminated upon the execution of the Barnett employment agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICES; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) (1) On July 24, 2006, the Board of Directors of the Company announced the election of Michael C. Yerington as the Company’s Executive Vice President and Chief Operating Officer.

(2) Mr. Yerington, age 57, was elected as the Company’s Executive Vice President and Chief Operating Officer in July 2006. From August 2005 to June 2006, Mr. Yerington pursued personal interests. From June 2003 to July 2005, Mr. Yerington was President of Global Business Development of Western Union Financial Services, Inc., a money transfer services company. From January 2001 to June 2003, Mr. Yerington served as President of Western Union N.A. During this period of employment with Western Union, Mr. Yerington also held the position of Senior Vice President with Western Union’s parent company, First Data Corp., a global provider of electronic commerce and payment solutions for businesses and consumers.

(3) The material terms of Mr. Yerington’s employment agreement are described in Item 1.01 of this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: July 26, 2006

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